Exhibit 99.1

Contact:	Company:

The Foristall Company, Inc. Thomas F. Curtin Tel: (610)398-3022 Fax: (610)530-7781 email:foristal@aol.com	Michael J. Fitzpatrick Chief Financial Officer OceanFirst Financial Corp. Tel: (732)240-4500, ext. 7506 Fax: (732)349-5070 email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES 14.3% INCREASE IN QUARTERLY EARNINGS

AND CONTINUATION OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, April 21, 2005…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share for the quarter ended March 31, 2005 increased 14.3% to $.40 from $.35 for the corresponding prior year period. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended March 31, 2005—to be paid on May 13, 2005, to shareholders of record on April 29, 2005.

In making today’s announcement, John R. Garbarino, Chairman, President and Chief Executive Officer said, “On behalf of the Board of Directors, I am pleased to report a second consecutive strong quarter of earnings. The year over year earnings growth is reflective of our efforts to grow core deposits and expand our loan production platform. I am also pleased to announce our thirty-third consecutive quarterly cash dividend reflecting an attractive 3.8% yield on our common stock.”

Mr. Garbarino continued, “Strong deposit growth continued for the fourth consecutive quarter. During the first quarter, deposits increased $27.7 million, an 8.7% annualized rate.

Additionally, loans receivable increased $34.3 million, a 9.3% annualized rate. Going forward, deposit growth will be augmented by the opening of our eighteenth branch office in Freehold late in the first quarter.”

Results of Operations

Net interest income for the three months ended March 31, 2005 amounted to $15.2 million, as compared to $13.8 million in the same prior year period, reflecting a slightly higher net interest margin and higher levels of interest-earning assets. The net interest margin increased to 3.39% for the three months ended March 31, 2005 from 3.36% in the same prior year period. The yield on interest-earning assets increased to 5.43%, as compared to 5.37% for the same prior year period. The asset yield for the current quarter benefited from $443,000 of income relating to an equity investment. The comparable benefit for the prior year period was $440,000. The cost of interest-bearing liabilities increased to 2.25% for the three months ended March 31, 2005, as compared to 2.23% in the same prior year period. Average interest-earning assets increased by $150.5 million for the three months ended March 31, 2005 as compared to the same prior year period. The growth was concentrated in average loans receivable which grew $121.7 million, or 8.5%. The loan growth was funded by interest-bearing deposits which grew $149.2 million, or 14.4%.

Other income increased to $5.9 million for the three months ended March 31, 2005 from $4.7 million in the same prior year period. For the three months ended March 31, 2005, the Company recorded a gain of $3.3 million on the sale of loans and securities, as compared to a gain of $2.3 million in the same prior year period. Loans sold for the three month period ended March 31, 2005 increased to $160.8 million from $89.3 million in the same prior year period. In the third quarter of 2004, the Company expanded its loan production platform through the acquisition of a consumer direct lending operation by Columbia Home Loans, LLC, the Company’s mortgage banking subsidiary. Fees and service charges increased $246,000, or 12.7%, for the three months ended March 31, 2005, as compared to the same prior year period primarily related to increases in investment services and trust fees.

Operating expenses amounted to $13.4 million for the three months ended March 31, 2005, as compared to $11.4 million for the corresponding prior year period. The increase was partly due to the costs related to the third quarter 2004 acquisition of a consumer direct lending operation.

Financial Condition

Loans receivable net, increased by $34.3 million, or 9.3% on an annualized basis, at March 31, 2005 as compared to December 31, 2004. Deposits increased to $1,298.2 million at March 31, 2005 from $1,270.5 million at December 31, 2004. Core deposits grew $34.6 million, 17.4% on an annualized basis, while time deposits declined.

Stockholders’ equity decreased by $3.3 million to $134.6 million at March 31, 2005, as compared to $138.0 million at December 31, 2004. For the quarter, 302,113 common shares were repurchased at a total cost of $7.1 million. Under the 10% repurchase program authorized by the Board of Directors in October 2003, 447,942 shares remain to be purchased as of March 31, 2005. The cost of share repurchases was partly offset by net income, proceeds from stock option exercises and related tax benefit, and Employee Stock Ownership Plan amortization.

Asset Quality

The Company’s non-performing assets totaled $3.0 million at March 31, 2005 as compared to $3.8 million at December 31, 2004. For the quarter ended March 31, 2005 the Company realized net loan charge-offs of $3,000.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $1.9 billion in assets and eighteen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	March 31, 2005	December 31, 2004	March 31, 2004
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$44,575	$74,021	$33,272
Investment securities available for sale	85,616	83,960	83,279
Federal Home Loan Bank of New York stock, at cost	20,650	21,250	22,025
Mortgage-backed securities available for sale	115,599	124,478	130,451
Loans receivable, net	1,507,193	1,472,907	1,380,339
Mortgage loans held for sale	40,736	63,961	46,960
Interest and dividends receivable	6,261	6,033	5,956
Real estate owned, net	288	288	—
Premises and equipment, net	16,058	16,037	16,346
Servicing asset	9,105	8,790	7,486
Bank Owned Life Insurance	35,263	34,990	34,278
Intangible Assets	1,350	1,376	1,455
Other assets	7,225	6,184	5,899

Total assets	$1,889,919	$1,914,275	$1,767,746

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,298,209	$1,270,535	$1,135,296
Securities sold under agreements to repurchase with retail customers	49,194	45,072	41,949
Securities sold under agreements to repurchase with the Federal Home Loan Bank	101,000	106,000	90,000
Federal Home Loan Bank advances	284,000	312,000	350,500
Advances by borrowers for taxes and insurance	8,026	6,289	6,655
Other liabilities	14,846	36,423	5,738

Total liabilities	1,755,275	1,776,319	1,630,138

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,831,281, 13,024,204 and 13,362,419 shares outstanding at March 31, 2005, December 31, 2004 and March 31, 2004, respectively	272	272	272
Additional paid-in capital	194,660	193,723	191,537
Retained earnings	159,454	157,575	151,714
Accumulated other comprehensive loss	(1,547)	(667)	(734)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(8,357)	(8,652)	(9,595)
Treasury stock, 14,346,091, 14,153,168 and 13,814,953 shares at March 31, 2005, December 31, 2004 and March 31, 2004, respectively	(209,838)	(204,295)	(195,586)

Total stockholders’ equity	134,644	137,956	137,608

Total liabilities and stockholders’ equity	$1,889,919	$1,914,275	$1,767,746

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended March 31,
	2005	2004
	(Unaudited)
Interest income:
Loans	$21,773	$20,189
Mortgage-backed securities	1,094	855
Investment securities and other	1,454	986

Total interest income	24,321	22,030

Interest expense:
Deposits	4,692	3,486
Borrowed funds	4,452	4,784

Total interest expense	9,144	8,270

Net interest income	15,177	13,760

Provision for loan losses	50	50

Net interest income after provision for loan losses	15,127	13,710

Other income:
Loan servicing income	41	63
Fees and service charges	2,182	1,936
Net gain on sales of loans and securities available for sale	3,340	2,331
Net (loss) income from other real estate operations	(1)	3
Income from Bank Owned Life Insurance	273	330
Other	38	6

Total other income	5,873	4,669

Operating expenses:
Compensation and employee benefits	7,529	6,689
Occupancy	1,069	874
Equipment	634	545
Marketing	698	203
Federal deposit insurance	125	120
Data processing	783	735
General and administrative	2,531	2,266

Total operating expenses	13,369	11,432

Income before provision for income taxes	7,631	6,947
Provision for income taxes	2,685	2,469

Net income	$4,946	$4,478

Basic earnings per share	$0.41	$0.37

Diluted earnings per share	$0.40	$0.35

Average basic shares outstanding	11,971	12,165

Average diluted shares outstanding	12,468	12,848

Cash earnings (1)	$5,697	$5,331

Diluted cash earnings per share	$0.46	$0.41

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At March 31, 2005	At December 31, 2004	At March 31, 2004
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	7.12%	7.21%	7.78%
Common shares outstanding (in thousands)	12,831	13,024	13,362
Stockholders’ equity per common share	$10.49	$10.59	$10.30
Tangible stockholders’ equity per common share	10.39	10.49	10.19

ASSET QUALITY

Allowance for loan losses	$10,735	$10,688	$10,901
Nonperforming loans	2,736	3,488	3,428
Nonperforming assets	3,024	3,776	3,428
Allowance for loan losses as a percent of total loans receivable	0.69%	0.69%	0.76%
Allowance for loan losses as a percent of nonperforming loans	392.36	306.42	318.00
Nonperforming loans as a percent of total loans receivable	0.18	0.23	0.24
Nonperforming assets as a percent of total assets	0.16	0.20	0.19

	For the three months ended March 31
	2005	2004
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	1.05%	1.03%
Return on average stockholders’ equity	14.50	13.43
Interest rate spread	3.18	3.14
Interest rate margin	3.39	3.36
Operating expenses to average assets	2.83	2.64
Efficiency ratio	63.51	62.03

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended March 31
	2005	2004
Net income	$4,946	$4,478
Add: Employee stock plans amortization expense	845	946
Amortization of intangible assets	26	26
Less: Tax benefit (1)	(120)	(119)

Cash earnings	$5,697	$5,331

Basic cash earnings per share	$0.48	$0.44

Diluted cash earnings per share	$0.46	$0.41

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

	At March 31, 2005	At December 31, 2004
LOANS RECEIVABLE

Real estate:
One- to four-family	$1,118,155	$1,126,585
Commercial real estate, multi-family and land	252,725	243,299
Construction	17,735	19,189
Consumer	109,820	99,279
Commercial	62,275	61,290

Total loans	1,560,710	1,549,642

Loans in process	(5,657)	(5,970)
Deferred origination costs, net	3,615	3,888
Unearned discount	(4)	(4)
Allowance for loan losses	(10,735)	(10,688)

Total loans, net	1,547,929	1,536,868

Less: mortgage loans held for sale	40,736	63,961

Loans receivable, net	$1,507,193	$1,472,907

Mortgage loans serviced for others	$837,968	$805,375
Loan pipeline	299,291	250,657

	For the three months ended March 31,
	2005	2004
Loan originations	$274,425	$169,237
Loans sold	160,771	89,252
Net charge-offs (recovery)	3	(49)

	At March 31, 2005	At December 31, 2004
DEPOSITS

Type of Account

Non-interest bearing	$112,118	$106,492
Interest-bearing checking	311,232	297,919
Money market deposit	140,598	142,893
Savings	267,989	250,032
Time deposits	466,272	473,199

	$1,298,209	$1,270,535

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTERS ENDED MARCH 31,
	2005			2004
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short term investments	$15,811	$96	2.43%	$9,181	$23	1.00%
Investment securities	85,942	1,191	5.54	85,578	890	4.16
FHLB stock	20,377	167	3.28	20,683	73	1.41
Mortgage-backed securities	121,217	1,094	3.61	99,137	855	3.45
Loans receivable, net (1)	1,546,749	21,773	5.63	1,425,002	20,189	5.67

Total interest-earning assets	1,790,096	24,321	5.43	1,639,581	22,030	5.37

Non-interest earning assets	101,503			93,758

Total assets	$1,891,599			$1,733,339

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$723,493	1,576	0.87	$654,522	933	0.57
Time deposits	462,209	3,116	2.70	381,993	2,553	2.67

Total	1,185,702	4,692	1.58	1,036,515	3,486	1.35
Borrowed funds	442,815	4,452	4.02	444,977	4,784	4.30

Total interest-bearing liabilities	1,628,517	9,144	2.25	1,481,492	8,270	2.23

Non-interest-bearing deposits	109,120			103,991
Non-interest bearing liabilities	17,541			14,483

Total liabilities	1,755,178			1,599,966
Stockholders’ equity	136,421			133,373

Total liabilities and stockholders’ equity	$1,891,599			$1,733,339

Net interest income		$15,177			$13,760

Net interest rate spread (2)			3.18%			3.14%

Net interest margin (3)			3.39%			3.36%

(1)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(2)	Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by average interest-earning assets.